UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 13, 2010

AGREE REALTY CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	1-12928	38-3148187
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

31850 Northwestern Highway
Farmington Hills, Michigan 48334
(Address of principal executive offices)

Registrant's telephone number, including area code:  (248) 737-4190

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 Under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On April 13, 2010, Agree Realty Corporation (the “Company”) and Agree Limited Partnership (the “Operating Partnership”), for which the Company is the sole general partner, entered into an underwriting agreement with Raymond James & Associates, Inc. (the “Underwriting Agreement”).  Pursuant to the terms and conditions of the Underwriting Agreement, the Company agreed to sell 1,300,000 shares of common  stock, par value $0.0001 per share, at a per share purchase price to the public of $22.00.  Pursuant to the Underwriting Agreement, the Company granted the underwriter an option to purchase up to 195,000 additional shares of common stock to cover over-allotments.  The underwriter has given the Company notice of the exercise of the over-allotment option and the Company expects to receive net proceeds from this offering of approximately $31,145,500 after deducting the underwriting discount and estimated offering expenses payable by the Company of approximately $100,000.

The offering closed on April 16, 2010.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement dated as of April 13, 2010 among Raymond James & Associates, Inc., as the sole underwriter, the Company and the Operating Partnership
5.1	Opinion of DLA Piper LLP (US) regarding legality of the shares
8.1	Opinion of DLA Piper LLP (US) regarding tax matters
23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1 and Exhibit 8.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGREE REALTY CORPORATION

Dated: April 16, 2010	BY:	/s/ Kenneth R. Howe
Kenneth R. Howe
Vice President, Finance and Secretary

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement dated as of April 13, 2010 among Raymond James & Associates, Inc., as the sole underwriter, the Company and the Operating Partnership

5.1	Opinion of DLA Piper LLP (US) regarding legality of the shares

8.1	Opinion of DLA Piper LLP (US) regarding tax matters

23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1 and Exhibit 8.1)